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                                               Contact:  Scott R. Meyerhoff
                                                         Chief Financial Officer
                                                         (770) 840-2530


                   THE INTERCEPT GROUP EXPANDS INTO FLORIDA:
                    ANNOUNCES ACQUISITIONS OF TWO COMPANIES


Norcross, Georgia (October 30, 1998) - The InterCept Group, Inc., (AMEX:ICG) a provider of fully integrated electronic commerce products and services for financial institutions, announced today two acquisitions in Florida. The businesses, purchased for cash, are Item Processing of America (IPA), an item processing capture center located in the Miami/Fort Lauderdale metropolitan area, and the assets of Premier Imaging, a check imaging facility based in Jacksonville. Both businesses cover what InterCept believes are explosive growth markets in North and South Florida.

     As a single-source provider of a broad range of electronic solutions and support for community banks across the U.S., InterCept felt the need to expand into Florida in order to provide additional value-added products and services for customers. The acquisition of Item Processing and Premier Imaging creates a strong presence for The InterCept Group in Florida.

     "We are very pleased to announce these acquisitions, which mark InterCept's expansion into the state of Florida", stated John W. Collins, Chairman and Chief Executive Officer of The InterCept Group. With the increased activity Florida is experiencing from both denovo and existing financial institutions, we felt that this market deserved more attention. These acquisitions are important because they cover distinct geography and provide us with the opportunity to serve these growing markets with additional products and services. An integral part of our growth strategy is to seek acquisition opportunities that enable us to penetrate new markets and expand our customer base. The addition of these two businesses are right in line with our acquisition goals to expand geographically and cross-market our products and services.
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ICG Announces Florida Acquisitions
Page 2
October 30, 1998


     InterCept's broad range of flexible products and services allow community banks to remain competitive in today's financial market. In addition to providing Electronic Funds Transfer and ATM processing, The InterCept Group offers financial institutions a variety of other services, including core banking software and processing, data communications management, sales of banking related equipment and service, merchant bankcard portfolio management and debit card programs. The company also created the InterCept Switch, The Surcharge Free Network, which gained rapid market acceptance when it was introduced mid 1997. Through the InterCept Switch, community financial institutions gain the power to compete with larger regional institutions by offering surcharge free usage at hundreds of ATMs across the nation to member cardholders.

     The InterCept Group is a publicly held corporation with headquarters in Norcross, Georgia. Additional information about The InterCept Group can be found by accessing their web site at www.intercept.net.

     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or expectations of the Company and its management with respect to , among other things: (i) the anticipated impact of certain events and circumstances; (ii) trends affecting the Company; and (iii) the Company's growth and operating strategy. The words may, will, anticipate, believe, intend, plans, allows, strategy and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of the Company's brief combined operating history, its ability to obtain and manage growth, risks related to acquisitions and the integration of acquired assets and businesses, customer attrition and competition and various other factors discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in InterCept's Registration Statement on Form S-1 (Registration No. 333-47197), as declared effective by the Securities and Exchange Commission on June 9, 1998.